Inland American

REAL ESTATE TRUST, INC.

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March 20, 2014 Financial Advisor Webcasts to Discuss: Self-Management & “Dutch” Tender Offer Exhibit 99.1

Forward-Looking Statements
This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend that these forward-
looking statements be subject to the safe harbor provisions created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of
1934. These statements include statements regarding management's intentions, beliefs, expectations, representations, plans or predictions of the future, including certain events for which the timing and occurrence thereof require Board approval. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,”
“could,” “should,” “expect,” “intend,” “plan,” “goal,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “variables,” “potential,” “continue,” “expand,”
“maintain,” “create,” “strategies,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. These forward-looking statements involve numerous risks and uncertainties that could cause actual results to be materially different from those set forth in the forward-looking statements. Factors that may cause actual results to differ materially from current expectations are outlined more particularly in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2013, and any subsequent Quarterly Reports on Form
10-Q or Current Reports on Form 8-K, which filings are available from the SEC. These factors include, but are not limited to:
•
market and economic volatility experienced by the U.S. economy or real estate industry as a whole, and the local economic conditions in the markets in which our properties are located;
•
our ability to refinance maturing debt or to obtain new financing on attractive terms;
•
our ability to satisfy closing conditions required for the consummation of acquisitions and dispositions, including the our ability to obtain lender consents and other third party consents and the timing of such consents;
•
the availability of cash flow from operating activities;
•
future increases in interest rates; and
•
actions or failures by our joint venture partners, including development partners.
We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this presentation. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.
This material is neither an offer to sell nor the solicitation of an offer to buy any security, which can be made only by a prospectus which has been filed or registered with appropriate state and federal regulatory agencies.  The companies depicted in the photographs herein may have proprietary interests in their trade names and trademarks and nothing herein shall be considered to be an endorsement, authorization or approval of Inland American by the companies. Furthermore, none of these companies are affiliated with Inland American in any manner.

Note Regarding our Self-Tender Offer
The summary information provided in this presentation is neither an offer to purchase nor a solicitation of an offer to sell shares of the common stock of Inland
American Real Estate Trust, Inc.  Our self-tender offer is made solely pursuant to the
Offer to Purchase, dated March 14, 2014, and the related Letter of Transmittal. Any questions or requests for assistance may be directed to DST Systems, Inc., the information agent for the tender offer, by telephone at 855-377-0510. The tender offer is being made to all holders of shares, provided that the offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares in any jurisdiction
in
which making or accepting the offer would violate that jurisdiction’s laws.

•
On March 13
th
, Inland American announced that functions
previously performed by its business manager are now being
performed by the REIT.
Effective March 1, 2014
•
The REIT mutually agreed with its business manager to:
Terminate the management agreement
Hire all of the business manager’s employees, and
Acquire the assets of the business manager necessary to perform the day-
to-day operations
•
FOR NO FEE
Business Manager Self-Management Details

Property Managers Self-Management Details
The REIT also hired certain employees of our property managers and assumed responsibility for performing their significant functions:
Property-level accounting
Lease administration
Leasing
Marketing, and
Construction
It should be noted the property management fee was lowered in connection with the REIT performing these functions.
Effective on December 31, 2014, the REIT expects to:
Take over the remaining property management functions performed by our property managers
Terminate our property management agreements
Hire the remaining property manager employees, and
Acquire the assets necessary to conduct the remaining functions performed by the property managers
AGAIN FOR NO FEE

Self-Management General Details
•
The transactions and agreements were unanimously approved
by the entire Board of Directors.
•
Inland American’s board or executive management team
remains unchanged.
•
This event is expected to be seamless to Inland American’s:
Stockholders & their financial representatives
Tenants at the properties in the REIT’s portfolio, and
Other stakeholders

Financial Benefits
•
The self-management transition includes several benefits for the stockholders:
The elimination of the quarterly advisory fee paid by the REIT to its business manager
A lower property management fee for 2014, and
The REIT will not pay an internalization or self-management fee in connection with the acquisition of its business manager and property managers
•
We expect that the self-management transaction will positively impact our net income and funds from operations.
We cannot, however, estimate the impact due to uncertainties regarding the anticipated transition-related expenses, including the terms and conditions of employment arrangements with individuals we are hiring from our business manager and property managers, as well as other infrastructure and information technology costs associated with becoming self-managed.

FAQs for Self-Management
Q: What was the cost of the transaction? What did the price
include?
Inland American will not pay an internalization or self-management fee in connection with the transactions.
Affiliates of The Inland Group will be reimbursed for certain transaction- and employee-related expenses.
To ensure a successful transition, the REIT will retain affiliates of The
Inland Group for certain ongoing transition services:
IT services
Consulting services
Investor relations, and
Other back-office services
Q: Will the self-management event result in any changes to Inland
American’s long-term strategy?
No.  The Company’s long-term strategy will not change because of this transaction.

FAQs for Self-Management
Q: How accretive will self-management be to the REIT?
We expect that the self-management transaction will positively impact our net income and funds from operations.
We cannot, however, estimate the impact due to uncertainties regarding the anticipated transition-related expenses, including the terms and conditions of employment arrangements with individuals we are hiring from our business manager and property managers, as well as other infrastructure and information technology costs associated with becoming self-managed.

FAQs for Self-Management
Q: Will the self-management affect my monthly distribution?
No.  Our monthly distributions are funded through cash flow from operations, distributions, unconsolidated joint ventures and gains on sales of properties. At this time the Board does not anticipate any changes to the distribution rate.
Q: Why conduct the self-management of the property manager in two steps?
With the size and scope of our portfolio, the potential of our portfolio looking different a year from now, and to ensure a seamless transition, the Board felt it was prudent to conduct the property manager self-
management transaction in a two-stage process.

Dutch Tender Offer Details
•
On March 14
th
, we commenced a $350 million modified “Dutch
Auction” tender offer.
•
When we announced the net lease transaction in August, we
were confident that we would be able to provide a liquidity
opportunity for our stockholders.  We are pleased to be living up to that promise.
•
The Board and management believe this is the best course of
action for stockholders that maintain their position in Inland
American, while also balancing the need for immediate liquidity for stockholders who wish to sell some or all their position in the Company.

Dutch Tender Offer Details Continued
•
The price range will be specified by the tendering stockholders and will not be greater than $6.50 or less than $6.10 per share in ten cent increments.
•
The offer will expire at 5:00 PM ET on April 11, 2014, a time frame that may be extended.
•
Promptly after the closing, the final price will be determined at a level that will enable the Company to purchase the maximum
number of outstanding shares, up to $350 million.
•
The Company will be making no recommendations,
stockholders must make their own decision on whether they
should tender or refrain from tendering their shares and at what price level.

FAQs for Dutch Tender Offer
Q: Can the number of shares purchased in this offer be increased?
Yes, in two ways.
In accordance with the rules of a tender offer, we may increase the number of shares accepted for payment by up to 2% of the
outstanding Shares without amending or extending the offer.
This could result in the dollar value of the offer increasing by up to approximately $120 million.
We may choose to increase the offer size for any reason above the
2% rule above.  If we do, we will issue a press release announcing the increase and we must than extend the offer for at least another 10-
days.  We cannot assure you that the offer will be extended or increased.
Q: Following the tender offer, will the Company continue as a public reporting company?
Yes, but please note we are still not a publically traded company.

FAQs for Dutch Tender Offer
Q: Why not just open up a general share repurchase program?
The Board evaluated several alternatives, and determined that a Dutch tender is in the best interests of the Company.
Reinstating the SRP was an option the Board considered, but there are limits to the amount the Company can repurchase through the SRP.
Repurchases under a general repurchase program may not, over any twelve-month period, exceed more than 5% of our outstanding shares.
There is no such limit to a tender, other than available cash the company has to allocate to this program.

FAQs for Dutch Tender Offer
Q: How was the modified “Dutch Auction” pricing range
determined?
The price range was determined based on discussions between our management and our board of directors.
Our board considered, among other things:
The fact that we have not provided a general repurchase program since early 2009
The amount of monies that we would have available to fund the tender
The likelihood that stockholders would tender
The potential accretion to earnings and net asset value at each price point compared to the risk-adjusted returns available from reinvesting in new assets
Our board also took note of the price offered in a recent tender offer commenced by a third-party as well as the price at which shares are being offered and sold in secondary market transactions reported by third-
parties.

FAQs for Dutch Tender Offer
Q: What if stockholders tender more than $350 million and the offer is not increased?
If stockholders tender more than $350 million, we will purchase shares on the following basis:
First, we will purchase all shares tendered by “odd lot holders”
(stockholders holding less than 100 shares).
Second, we will purchase all other shares properly tendered at or below the purchase price, on a pro rata basis. This means that each stockholder will only have a portion of their shares purchased.
Q: Will the tender offer affect my monthly distribution?
Not if you elect to remain a shareholder and do not tender your shares.
At this time the Board does not anticipate any changes to the distribution rate.

FAQs for Dutch Tender Offer
Q: Will you repurchase shares after the offer is completed?
We intend to reinstate our currently suspended SRP at some point later, during this year.
Additionally, while we have no current plans to do so, depending on the results of the offer, we may expand our current SRP to include general repurchases or commence an additional tender offer or offers for our shares.
The price at which we may offer to purchase shares under a general repurchase program or pursuant to additional tender offers would be determined at the time we decided to pursue that particular course of action or actions and may be greater or less than the purchase price.
There is no assurance that we will expand or commence an additional tender offer or offers following this offer.

SEC Filings
A Schedule TO discussing the “Dutch” Tender Offer and the 8-K discussing the self-management transaction have been filed with the SEC, we encourage you to read and review both files for
complete information on this events.
Both filings are available on our website at inlandamerican.com

Inland American

REAL ESTATE TRUST, INC.

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March 20, 2014 Additional Q&As